Exhibit 99.1

EXECUTION COPY

AMENDMENT NO. 6

AMENDMENT NO. 6 (this “Amendment”), dated as of June 30, 2009, among EMPIRE RESORTS, INC., a Delaware corporation (“Borrower”), the GUARANTORS listed on the signature page hereof, the lenders listed on the signature page hereof (each a “Bank” and collectively, the “Banks”) and BANK OF SCOTLAND PLC, as agent for the Banks (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Agent and the Banks are parties to that certain Loan Agreement dated as of January 11, 2005, as amended by Amendment No. 1 dated as of June 13, 2005, by Amendment No. 2 dated as of November 30, 2005, by Amendment No. 3 dated as of June 20, 2007, by Amendment No. 4 dated as of March 14, 2008 and by Amendment No. 5 dated as of May 29, 2009 (as so amended, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects;

NOW, THEREFORE, it is agreed:

1.           Definitions.  Unless otherwise defined, capitalized terms used herein and defined in the Agreement are used herein as therein defined.  All references to Sections in this Amendment shall be deemed to be references to Sections in the Agreement unless otherwise provided.

2.           Effect of Amendment. On and after the Amendment Effective Date (as hereinafter defined) all references to the “Agreement” or “Loan Agreement” in the Agreement (including all Exhibits thereto), the Notes and the other Loan Documents, and all other instruments and documents executed in connection therewith, shall be a reference to the Agreement as amended by prior amendments and by this Amendment.

3.           Description of Changes in Terms.  The definition of “Maturity Date” in Annex I to the Agreement is amended by deleting such definition in its entirety and substituting, in lieu thereof, the following:

 “Maturity Date” shall mean July 10, 2009 or such earlier termination date as the Notes may be declared due and payable as provided in Section 8 of the Agreement.

4.           Limited Nature of Amendments and Waivers. The foregoing amendments and waivers are limited as provided herein and do not extend to any other provisions of the Agreement not specified herein nor to any other matter.  Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

5.           Effectiveness.  This Amendment shall become effective as of June 30, 2009 (the “Amendment Effective Date”) upon the satisfaction of the following conditions:

(a)	The Agent shall have received copies of this Amendment duly executed and delivered by each of the parties hereto.

(b)
The Borrower shall have paid, in immediately available funds and without set-off, counterclaim or withholding of any type, to the Agent the amount of $8500, which is the estimated amount of interest which will accrue on the Loans from June 30, 2009 to the Maturity Date.  The Agent will apply such funds on July 1, 2009 and, at its discretion, from time to time thereafter to interest accrued on the Loans.  If any portion of such amount shall not have been so applied on the date on which the Obligations are repaid in full, the Agent shall refund such portion to the Borrower.

(c)
The Borrower shall have paid directly to Sullivan & Worcester LLP (by wire to Bank of America, 100 West 33rd Street, New York, NY 10001, ABA# 0260-0959-3, for the account of: Sullivan & Worcester LLP, Acct# 488-33002, Ref: 05907.0231), counsel to the Agent, legal fees and disbursements in connection with this Amendment and certain related documents in the amount of $9766.

6.           Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

7.            Jurisdiction.  EACH OF THE GUARANTORS AND THE BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT OR ANY BANK MAY ELECT and, by execution and delivery hereof, accepts and consents for itself and in respect to its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

8.           Headings.  The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  Telecopied signatures shall be of the same force and effect as an original of a manually signed copy.

10.           Representations.  By the signature of its authorized officer below, each of the Guarantors and the Borrower represents and warrants that as of the Amendment Effective Date and the date of this Agreement, (i) all representations and warranties of such Guarantor or the Borrower, as the case may be, contained in the Agreement or in the other Loan Documents or otherwise made by such Guarantor or the Borrower in connection with any of the foregoing are true and correct in all material respects as though made on and as of such date, (ii) it has no defenses against the obligations to pay any amounts under the Agreement and the other Loan Documents, and (iii) no Default has occurred and is continuing.

11.           Covenants.  Each of the Guarantors and the Borrower covenants and agrees with the Agent and the Banks that  upon receipt of written or oral request from the Agent or its counsel, consultants or appraisers, each of the Borrower and the Guarantors will promptly provide the Agent or such counsel, consultants or appraisers with the information, documentation, or other materials requested by the Agent or such counsel, consultants or appraisers in connection with their appraisal and/or valuation of the Collateral.

12.           Reliance.  The amendments granted by the Agent and the Banks in this Amendment are being made in reliance on the representations, warranties, covenants and agreements of the Guarantors and the Borrower contained elsewhere in this Amendment.  A breach of any representation, warranty, covenant or agreement contained in Section 10 or 11 of this Amendment shall be an Event of Default (without any “grace period”) as fully as if this were set forth in its entirety in Section 9 of the Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their respective duly authorized officers.

BANK OF SCOTLAND PLC individually and as Agent

By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

EMPIRE RESORTS, INC.

By:	/s/ Bruce Berg
	Name:	Bruce Berg
	Title:	Director

ALPHA MONTICELLO, INC.

By:	/s/ Charles A. Degliomini
	Name:	Charles A. Degliomini
	Title:	Executive Vice President

ALPHA CASINO MANAGEMENT INC.

By:	/s/ Charles A. Degliomini
	Name:	Charles A. Degliomini
	Title:	Executive Vice President

MOHAWK MANAGEMENT, LLC

By:	/s/ Charles A. Degliomini
	Name:	Charles A. Degliomini
	Title:	Executive Vice President

MONTICELLO CASINO MANAGEMENT, LLC

By:	/s/ Charles A. Degliomini
	Name:	Charles A. Degliomini
	Title:	Executive Vice President

[Signature page to Amendment No. 6]

MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC

By:	/s/ Charles A. Degliomini
	Name:	Charles A. Degliomini
	Title:	Executive Vice President

MONTICELLO RACEWAY MANAGEMENT, INC.

By:	/s/ Bruce Berg
	Name:	Bruce Berg
	Title:	Director

[Signature page to Amendment No. 6]